As filed with the Securities and Exchange Commission on March 25, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
EXICURE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	81-5333008
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2430 N. Halsted St.
Chicago, IL 60614
(Address of principal executive offices) (Zip code)
Exicure, Inc. 2017 Equity Incentive Plan
Exicure, Inc. 2017 Employee Stock Purchase Plan
(Full title of the plan)

Corporation Service Company
251 Little Falls Drive
Wilmington, DE 19808
(866) 403-5272
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Marc A. Recht
Courtney T. Thorne
Cooley LLP
500 Boylston Street
Boston, Massachusetts 02116
(617) 937-2300
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE
This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Exicure, Inc. (the “Company”) on Form S-8 relating to the same employee benefit plans is effective.

The Company previously registered shares of its Common Stock for issuance under the 2017 Equity Incentive Plan (the “2017 Plan”) and the 2017 Employee Stock Purchase Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 13, 2018 (File No. 333-222999) and for issuance under the 2017 Plan under registration statements on Form S-8 filed with the Commission on March 9, 2020 (File No. 333-237043) and March 11, 2021 (File No. 333-354189) (together, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:
(a)    The Company’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed.
(b)    All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.
(c)    The description of the Company’s Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number

4.1	Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on November 15, 2017.		10-K (Exhibit 3.3)	3/11/2021	001-39011

4.2	Amended and Restated Bylaws, as currently in effect.		8-K (Exhibit 3.4)	10/2/2017	000-55764

4.3	2017 Equity Incentive Plan and forms of award agreements thereunder.		8-K (Exhibit 10.2)	10/2/2017	000-55764

4.4	2017 Employee Stock Purchase Plan.		8-K (Exhibit 10.3)	10/2/2017	000-55764

5.1	Opinion of Cooley LLP.	X

23.1	Consent of KPMG LLP, independent registered public accounting firm.	X

23.2	Consent of Cooley LLP (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on the signature page hereto).	X

107	Filing fee table.	X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 25, 2022.

EXICURE, INC.

By:	/s/ Matthias Schroff, Ph.D.
Matthias Schroff, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY
We, the undersigned directors and officers of Exicure, Inc., hereby severally constitute and appoint Matthias Schroff and Elizabeth Garofalo, and each of them singly, our true and lawful attorneys-in-fact, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith, and any and all post-effective amendments to said registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Matthias Schroff, Ph.D.	President, Chief Executive Officer, and Director (Principal Executive Officer)	March 25, 2022
Matthias Schroff, Ph.D.
/s/ Elias D. Papadimas	Chief Financial Officer	March 25, 2022
Elias D. Papadimas	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffrey L. Cleland	Director	March 25, 2022
Jeffrey L. Cleland, Ph.D.

/s/ Elizabeth Garofalo	Director	March 25, 2022
Elizabeth Garofalo, M.D.

/s/ Bali Muralidhar	Director	March 25, 2022
Bali Muralidhar, M.D., Ph.D.

/s/ James R. Sulat	Director	March 25, 2022
James R. Sulat